AMENDMENT NUMBER TWO TO SERVICES AGREEMENT

This Amendment Number Two to the Services Agreement is effective March 24, 2021 and is entered into by and between **JUPITER ORPHAN THERAPEUTICS, INC.**, 601 Heritage Drive, Jupiter, Florida 33458 ("**JOT**") and **TECHNICAL RESOURCES INTERNATIONAL, INC.**, with offices at 6500 Rock Spring Drive, Suite 650, Bethesda, Maryland 20817 ("**TRI**") (each a "Party," and together, the "Parties").

WHEREAS, JOT and TRI are parties to that certain Services Agreement, effective January 10, 2018, as amended (the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement through this Amendment Number Two with respect to certain terms.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1. All terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2. The Parties agree to amend the Agreement to reflect the correct current hourly rate being charged. Therefore, Section 3.A, COMPENSATION, shall be deleted in its entirety and replaced as follows:

> "A. In consideration of performance of the Services, JOT shall pay TRI an hourly rate of Two Hundred Sixteen Dollars and Thirty-Two Cents ($216.32) per hour, which may escalate four percent (4%) per year; as well as a per-submission system publishing fee of Two Hundred Fifty Dollars ($250) for each regulatory submission. The Parties understand and agree that any changes, additions, or omissions to the Services, or to the underlying assumptions as described in Section 2, Scope of Services, may result in corresponding adjustments to the price."
>
> The remainder of Section 3 shall remain in full force and effect.

3. As hereby amended and supplemented, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this amendment to the Agreement below to indicate acceptance of its terms.

JUPITER ORPHAN THERAPEUTICS, INC.	**TECHNICAL RESOURCES INTERNATIONAL, INC.**
By: /s/ Marshall A. Hayward	By: /s/ David E. Malloy
Name: Marshall A. Hayward, Ph.D.	Name: David E. Malloy
Title: Director and CSO	Title: Director of Contracts